GREAT-WEST
LIFECOINC.

R E L E A S E
TSX:GWO

Readers are referred to the cautionary note regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this release.

Great-West Lifeco subsidiary completes sale of its U.S. health care business

Lifeco’s U.S. focus to be on its financial services business

Winnipeg, April 1, 2008 . . . Great-West Lifeco Inc. announced today that its U.S. subsidiary Great-West Life & Annuity Insurance Company, has completed the sale of its health care business, Great-West Healthcare, to a subsidiary of CIGNA Corporation. Great-West Life & Annuity has received gross consideration of US $1.5 billion in cash and is retaining an estimated US $750 million representing the amount of equity invested in the healthcare business at close.

Great-West Healthcare provides a variety of medical, dental, vision, life and disability coverage or other services to more than 4,000 employer groups and 1.9 million individuals across the United States.

“Great-West Lifeco has been pursuing a strategy to expand its financial services business in the United States, and this transaction – along with our acquisition in 2007 of Putnam Investments – is a major strategic step forward,” said Raymond L. McFeetors, President and Chief Executive Officer of Great-West Lifeco. “Going forward in the U.S., Lifeco will focus on the financial services business, and in particular, asset accumulation, asset administration and fund management.”

Great-West Life & Annuity Insurance Company, headquartered in metro Denver, serves its customers through a full range of retirement savings products and services, life insurance and annuities. It is an indirect, wholly owned subsidiary of Great-West Lifeco Inc. Great-West Life & Annuity Insurance Company is not licensed to do business in New York. Products are sold in New York by its subsidiary, First Great-West Life & Annuity Insurance Company, White Plains, N.Y.

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, investment management and reinsurance businesses. The Corporation has operations in Canada, the United States, Europe and Asia through The Great-West Life Assurance Company, London Life Insurance Company, The Canada Life Assurance Company, Great-West Life & Annuity Insurance Company and Putnam Investments, LLC. Lifeco and its companies have more than $394 billion in assets under administration and are members of the Power Financial Corporation group of companies.

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Cautionary Note Regarding Forward-Looking Information

This release contains forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action, including statements made in this release by the Company in regards to the expected benefits of the sale of Great-West Healthcare are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the financial services industry generally, including the insurance and mutual fund industries. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as sales levels, premium income, fee income, expense levels, mortality experience, morbidity experience, policy lapse rates and taxes, as well as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive, and there may be other factors listed in other filings with securities regulators, including factors set out under “Risk Management and Control Practices” in the Company’s Management Discussion and Analysis, which, along with other filings, is available for review at www.sedar.com. The reader is also cautioned to consider these and other factors carefully and to not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, the Company has no intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

Cautionary note regarding Non-GAAP Financial Measures

This release contains some non-GAAP financial measures. Terms by which non-GAAP financial measures are identified include but are not limited to “earnings before restructuring charges”, “adjusted net income”, “earnings before adjustments”, “premiums and deposits”, “sales”, and other similar expressions. Non-GAAP financial measures are used to provide management and investors with additional measures of performance. However, non-GAAP financial measures do not have standard meanings prescribed by GAAP and are not directly comparable to similar measures used by other companies. Please refer to the appropriate reconciliations of these non-GAAP financial measures to measures prescribed by GAAP.

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For more information contact:

Marlene Klassen, APR	Lisa Gigax
Assistant Vice-President	Director, Corporate Affairs
Communication Services	Great-West Life & Annuity
Great-West Lifeco Inc.	Insurance Company
(204) 946-7705	(303) 737-6290